Exhibit 3.4

BARBADOS

Registrar’s Certificate issued pursuant to

s.409 Companies Act, Cap. 308)

I, GODFREY WINSTON HINDS, Acting Deputy Registrar of the Corporate Affairs and Intellectual Property Office, Clarence Greenidge House, Keith Bourne Complex, Belmont Road in the parish of Saint Michael and in the Island of Barbados, and as such a Notary Public do hereby CERTIFY as follows:

As Acting Deputy Registrar of Corporate Affairs and Intellectual Property, I have custody of all records relating to the registration of Companies on this Island.

The Company CHC ASSET MANAGEMENT LTD. was incorporated on the 24th day of October, Two Thousand and Three as an International Business Company under the Companies Act, Chapter 308 of the Laws of Barbados.

The Company amended its articles and changed its name to CHC CAPITAL (BARBADOS) LIMITED on the 23rd day of January, Two Thousand and Four and is registered in the Register of Companies.

Given under my hand as Acting Deputy Registrar and Seal of Office as Notary Public of this Island this 17th day of March Two Thousand and Five.
/s/ Godfrey Winston Hinds
[Notary Seal]	Acting Deputy Registrar and as such a Notary Public in and for the Island of Barbados.

[Note: The Registrar’s Certificate is limited to this company’s current state of compliance with the Companies Act, Cap. 308 and should not be taken as a warranty or representation by the ’Registrar concerning the company’s compliance with other laws of Barbados which the Registrar does not administer.]

FORM 6 COMPANY NO. 22938

COMPANIES ACT OF BARBADOS

CERTIFICATE OF AMENDMENT

CHC CAPITAL (BARBADOS) LIMITED

Name of Company

I hereby certify that the Articles of the above-mentioned company were amended.

☐	Under Section 15 of the Companies Act in accordance with the attached notice;

☐	Under Section 33 of the Companies Act as set out in the attached Articles of Amendment designating a series of shares;

☑	Under Section 203 of the Companies Act as set out in the attached Articles of Amendment/Re-organisation Arrangement/Order.

/s/ Illegible
Dep. Registrar of Companies (illegible)

January 23rd, 2004
Date of Amendment

FORM 5

COMPANIES ACT OF BARBADOS

(Sections 33 and 203)

ARTICLES OF AMENDMENT

1.	Name of Company	2.	Company No.

	CHC ASSET MANAGEMENT LTD.		22938

3.	The articles of the above-named Company are amended as follows:-

	In accordance with Section 197 (1) (a) The name of the Company is changed to CHC CAPITAL (BARBADOS) LIMITED The annexed schedule I is incorporated in this form.

Date	Signature	Title

/s/ James A. Misener
2004-01-22	JAMES A. MISENER	Director
For Ministry use only
Company No. 22938	Filed 2004-01-23

THE COMPANIES ACT CHAPTER 308 OF BARBADOS

Sections 33 and 203

SCHEDULE TO ARTICLES OF AMENDMENT

(Form 5)

Name of Company	Company No:

CHC ASSET MANAGEMENT LTD.	22938

NOTICE IS HEREBY GIVEN that on the 16th day of January, 2004 a special resolution was passed by the sole shareholder:-

Resolved that

1.	the articles of the Company be and they are hereby amended to change the name of the Company to CHC CAPITAL (BARBADOS) LIMITED and;

2.	any director or officer of the Company be and is hereby authorised to sign all documents and to do all things necessary or desirable to effect such amendment including the delivery to the Registrar of Companies, of Articles of Amendment in the form prescribed under the Companies Act Chapter 308.

CERTIFIED THIS 22ND DAY OF JANUARY, 2004.

/s/ James A. Misener

JAMES A. MISENER

Director

FORM 3 COMPANY NO. 22938

COMPANIES ACT OF BARBADOS

CERTIFICATE OF INCORPORATION

CHC ASSET MANAGEMENT LTD.

Name of Company

I hereby certify that the above-mentioned Company, the Articles of Incorporation of which are attached, was incorporated under the Companies Act of Barbados.

/s/ Illegible
[illegible] Registrar of Companies

October 24th, 2003
Date of Incorporation

COMPANIES ACT OF BARBADOS

(Section 5)

ARTICLES OF INCORPORATION

1.	Name of Company CHC ASSET MANAGEMENT LTD.

Company Number 22938

2.	The classes and any maximum number of shares that the Company is authorized to issue

THE COMPANY IS AUTHORISED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES

3.	Restriction if any on share transfers

SEE ATTACHED SCHEDULE I.

4.	Number (or minimum and maximum number) of Directors

THERE SHALL BE A MINIMUM OF 1 AND A MAXIMUM OF 7 DIRECTORS

5.	Restrictions if any on the business the company may carry on

THE COMPANY SHALL NOT ENGAGE IN ANY BUSINESS OTHER THAN INTERNATIONAL BUSINESS AS DEFINED IN THE INTERNATIONAL BUSINESS COMPANIES ACT CAP 77.

6.	Other provisions if any

SEE ATTACHED SCHEDULE II

7.	Incorporators:

Date: 2003-10-24

Name	Address	Signature
NIGEL ANDREW BENNETT	50 ROCK DUNDO PARK, ST. MICHAEL, BARBADOS	/s/ Illegible

For Ministry use only

Company Number: 22938	Filed: 2003-10-24

COMPANIES ACT OF BARBADOS

SCHEDULE I TO ARTICLES OF INCORPORATION

FORM 1

1. NAME OF COMPANY	2. COMPANY NO.

CHC ASSET MANAGEMENT LTD.	22938

3.	RESTRICTIONS IF ANY ON SHARE TRANSFERS

(1) No transfer shall be made to any infant or person of unsound mind.

(2) No share, except as herein otherwise provided, may be transferred by a member or person entitled thereto to any person who is not a member so long as a member or failing a member any person selected by the directors as one whom it is desirable in the interests of the Company to admit to membership is willing to purchase the same at the fair value.

(3) Except where a transfer is made pursuant to the preceding paragraph or to paragraph (8) hereof, a proposing transferor shall give a transfer notice in writing to the Company constituting the Company or his agent for the sale of the shares to any member or person selected as aforesaid at the price fixed as the fair value by the Company’s auditors in the financial statements for the previous financial year.

(4) If the Company shall within 28 days after being served with the transfer notice find a purchasing member and shall give notice thereof to the proposing transferor he shall be bound upon payment of the fair value to transfer the shares to the purchasing member.

(5) In case the proposing transferor after having become bound to transfer makes default in doing so the Company may receive the purchase money and shall thereupon cause the name of the purchasing member to be entered in the register as the holder of the share and shall hold the purchase money in trust for the proposing transferor.

(6) If the Company shall not within the space of 3 calendar months after being

DATE
2003-10-24

NAME	ADDRESS	SIGNATURE

NIGEL ANDREW BENNETT	50 ROCK DUNDO PARK, ST. MICHAEL, BARBADOS	/s/ Illegible

COMPANIES ACT OF BARBADOS

SCHEDULE I TO ARTICLES OF INCORPORATION

FORM 1

1. NAME OF COMPANY	2. COMPANY NO.

CHC ASSET MANAGEMENT LTD.	22938

served with a transfer notice find a purchasing member the proposing transferor shall at any time within 3 months thereafter be at liberty to sell and transfer the shares to any person at any price subject to the Director’s right to refuse any transfer.

(7) The shares specified in any transfer notice given to the Company shall be offered by the Company in the first place to the other members in proportion to the existing shares held by them. The offer shall in each case limit the time within which the same if not accepted will be deemed to be declined. Any member may notify the Company that he desires an allotment in excess of his proportion and if all the members do not claim their proportion the unclaimed shares shall be used to satisfy the claims in excess.

(8) A share may be transferred by a member to the husband or wife of such member or to any child or other issue of such member, and in the event that the child is a minor to the child’s guardian, or by the executors or administrators of a member to the widow or widower of such deceased member, or to any child or other issue of such deceased member, and in the event that the child is a minor to the child’s guardian.

(9) The directors may refuse to register any transfer where the Directors are of the opinion that it is not desirable to admit the proposed transferee to membership and such transferee is not already a member or a person as hereinbefore described.

(10) No share in the capital of the Company shall be transferred without the approval of the Directors of the Company or of a Committee of such Directors, evidenced by resolution and the Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share.

(11) No transfer of shares shall be registered, if such transfer would disqualify this Company as an International Business Company. Any such registration shall be null and void and of no effect.

DATE
2003-10-24

NAME	ADDRESS	SIGNATURE

NIGEL ANDREW BENNETT	50 ROCK DUNDO PARK, ST. MICHAEL, BARBADOS	/s/ Illegible

COMPANIES ACT OF BARBADOS

SCHEDULE II TO ARTICLES OF INCORPORATION

FORM 1

1. NAME OF COMPANY	2. COMPANY NO.

CHC ASSET MANAGEMENT LTD.	22938

6.	OTHER PROVISIONS IF ANY

It is not intended that the Company shall have any issued shares or debentures which are or were part of a distribution to the public within the meaning of Section 443 of the Companies Act which are intended for distribution to the public.

DATE
2003-10-24

NAME	ADDRESS	SIGNATURE

NIGEL ANDREW BENNETT	50 ROCK DUNDO PARK, ST. MICHAEL, BARBADOS	/s/ Illegible